UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2005

Alliance Pharmaceutical Corp.
(Exact name of registrant as specified in its charter)

New York	0-12950	14-1644018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4660 La Jolla Village Drive, Suite 825	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 410-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Effective October 13, 2005, Mr. Jack DeFranco was appointed as President and Chief Operating Officer of Alliance Pharmaceutical Corp. (the “Company”).

        From June 2003 to October 2005, Mr. DeFranco was the Senior Vice President and Chief Operating Officer of IMCOR Pharmaceutical Co. For the ten years prior to that, Mr. DeFranco was Vice President of Business Development and Marketing with the Company. Previously, Mr. DeFranco held various management positions in business development, marketing and sales with Smith & Nephew and Johnson and Johnson. In his career he has launched over 20 medical products, many of which were related to blood transfusion safety. Mr. DeFranco holds a BS in Biology from Stephen F. Austin University and an MBA and a Masters in Finance from Fairleigh Dickenson University.

        Mr. DeFranco is an at-will employee with the Company. No employment agreement exists between Mr. DeFranco and the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP.
Date: October 13, 2005	/s/ Duane J. Roth
Duane J. Roth, Chief Executive Officer

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